Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference, in the Prospectus constituting a part of this Registration Statement on Form S-1, of our report dated March 29, 2022 relating to the consolidated financial statements of NovaBay Pharmaceuticals, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2021. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

San Francisco, California
October 25, 2022